

                                                                                                         EXHIBIT 11

                                                                           DATA GENERAL CORPORATION

                                                        COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                                                                (In thousands except per share amounts)

                                                                                Fiscal Year Ended
                                              ---------------------------------------------------------------------------
                                                 Sept. 27,      Sept. 28,      Sept. 30,       Sept. 24,      Sept. 25,
                                                   1997            1996          1995            1994           1993
                                             --------------- -------------- -------------   -------------  -------------
Primary earnings per share:
Net income (loss)                                $  55,900       $  28,145    $ (46,703)     $  (87,693)      $ (60,479)
                                              ===============  ============= =============   =============  =============

Weighted average shares outstanding                 41,347          38,769       37,052          35,774         34,464

Incremental shares from use of treasury
  stock method for stock options                    2,852           2,312           814               -            412
                                              --------------- -------------- -------------   -------------  -------------

Common and common equivalent
  shares, where applicable                          44,199          41,081       37,866          35,774          34,876
                                              ===============  ============= =============   =============  =============

Net income (loss) per share                      $    1.26      $     0.68    $   (1.23)     $    (2.45)     $    (1.73)
                                              =============== ============== =============   =============  =============

Earnings per share assuming full dilution: (a)
Net income (loss)                                $  63,861      $  28,145    $ (46,703)     $  (87,693)     $ (60,479)
                                              =============== ============== =============   =============  =============

Weighted average shares outstanding                 46,992          38,769       37,052          35,774         34,464

Incremental shares from use of treasury
  stock method for stock options                     3,353           2,565          907               -            432
                                              --------------- -------------- -------------   -------------  -------------

Common and common equivalent shares
  assuming full dilution, where applicable          50,345          41,334       37,959          35,774         34,896
                                              =============== ============== =============   =============  =============

Net income (loss) per share                      $    1.27     $      0.68    $   (1.23)     $    (2.45)     $   (1.73)
                                              =============== ============== =============   =============  =============

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
(a) For the year ended September 27, 1997, the conversion of the Company's 7 3/4% Convertible Subordinated Debentures due 2001 was assumed to occur at the beginning of the year. For the years ended September 28, 1996, September 30, 1995, September 24, 1994 and September 25, 1993, the assumed conversion of convertible debentures, giving effect to the incremental shares and the adjustment to reduce interest expense, results in anti-dilution and has therefore been excluded from the computation. For the year ended September 24, 1994, the assumed exercise of options outstanding under the Company's stock option plans using the treasury stock method, is anti-dilutive and has been excluded from the computation.

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